EFFECTIVE November 19 2007
THE COMPANYS NAME HAS
CHANGED TO ROYALE FURNITURE
HOLDINGS LIMITED
      EXHIBIT A


	AMERICAN DEPOSITARY
SHARES

	(Each American Depositary Share

	represents 10 deposited Shares)


      THE BANK OF NEW YORK
      AMERICAN DEPOSITARY
RECEIPT
      FOR ORDINARY SHARES OF
      THE PAR VALUE OF HKD 0. 10
EACH OF
      CHITALY HOLDINGS LIMITED
      (INCORPORATED UNDER THE
LAWS OF THE CAYMAN ISLANDS)


      	The Bank of New York as
depositary (hereinafter called the
Depositary) hereby certifies that         or
registered assigns IS THE OWNER
OF_____________________


      AMERICAN DEPOSITARY
SHARES

      representing deposited ordinary
shares par value HKD 0. 10 (herein called
Shares) of Chitaly Holdings Limited
incorporated under the laws of the
Cayman Islands (herein called the
Company).  At the date hereof each
American Depositary Share represents 10
ordinary shares deposited or subject to
deposit under the Deposit Agreement (as
such term is hereinafter defined) at the Hong Kong office of The Hongkong and
Shanghai Banking Corporation Limited
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay
Street New York N.Y. 10286 and its
principal executive office is located at One
Wall Street New York N.Y. 10286.


      THE DEPOSITARYS
CORPORATE TRUST OFFICE
ADDRESS IS
      101 BARCLAY STREET NEW
YORK N.Y. 10286

      1.	THE DEPOSIT
AGREEMENT.
      	This American Depositary
Receipt is one of an issue (herein called
Receipts) all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement dated as of
______________________ 2004 (herein
called the Deposit Agreement) by and
among the Company the Depositary and
all Owners and Beneficial Owners from
time to time of Receipts issued thereunder
each of whom by accepting a Receipt
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities property
and cash from time to time received in
respect of such Shares and held thereunder
(such Shares securities property and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on
file at the Depositarys Corporate Trust
Office in New York City and at the office
of the Custodian.
      	The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by
and subject to the detailed provisions of
the Deposit Agreement to which reference
is hereby made.  Capitalized terms defined
in the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
      2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
      	Upon surrender at the
Corporate Trust Office of the Depositary
of this Receipt and upon payment of the
fee of the Depositary provided in this
Receipt and subject to the terms and
conditions of the Deposit Agreement the
Owner hereof is entitled to delivery to him
or upon his order of the Deposited
Securities at the time represented by the
American Depositary Shares for which
this Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of
the Owner hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities
property and cash to which such Owner is
then entitled in respect of this Receipt.
Such delivery will be made at the option
of the Owner hereof either at the office of
the Custodian or at the Corporate Trust
Office of the Depositary provided that the
forwarding of certificates for Shares or
other Deposited Securities for such
delivery at the Corporate Trust Office of
the Depositary shall be at the risk and
expense of the Owner hereof.
      3.	TRANSFERS SPLITUPS
AND COMBINATIONS OF RECEIPTS.
      	The transfer of this Receipt
is registerable on the books of the
Depositary at its Corporate Trust Office by
the Owner hereof in person or by a duly
authorized attorney upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations if any as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts or may be combined
with other such Receipts into one Receipt
evidencing the same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery registration of transfer splitup
combination or surrender of any Receipt
or withdrawal of any Deposited Securities
the Depositary the Custodian or Registrar
may require payment from the depositor of
the Shares or the presenter of the Receipt
of a sum sufficient to reimburse it for any
tax or other governmental charge and any
stock transfer or registration fee with
respect thereto (including any such tax or
charge and fee with respect to Shares
being deposited or withdrawn) and
payment of any applicable fees as
provided in this Receipt may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt
including without limitation this Article 3.
      	The delivery of Receipts
against deposits of Shares generally or
against deposits of particular Shares may
be suspended or the transfer of Receipts in
particular instances may be refused or the
registration of transfer of outstanding
Receipts generally may be suspended
during any period when the transfer books
of the Depositary are closed or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government
or governmental body or commission or
under any provision of the Deposit
Agreement or this Receipt or for any other
reason subject to the provisions of the
following sentence.  Notwithstanding
anything to the contrary in the Deposit
Agreement or this Receipt the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be
suspended subject only to (i) temporary
delays caused by closing the transfer
books of the Depositary or the Company
or the deposit of Shares in connection with
voting at a shareholders meeting or the
payment of dividends (ii) the payment of
fees taxes and similar charges and (iii)
compliance with any U.S. or foreign laws
or governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.  Without limitation
of the foregoing the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Restricted
Securities (including without limitation
any Shares bearing a legend indicating
they are Restricted Securities or any
Shares deposited by a person identified to
the Depositary by the Company as an
affiliate of the Company) unless a
registration statement is in effect as to
such Shares.
      4.	LIABILITY OF OWNER
OR BENEFICIAL OWNER FOR
TAXES.
      	If any tax or other
governmental charge shall become
payable by the Custodian or the
Depositary with respect to any Receipt or
any Deposited Securities represented
hereby such tax or other governmental
charge shall be payable by the Owner or
Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary
Shares evidenced by such Receipt until
such payment is made and pursuant to
relevant laws and to the Deposit
Agreement may withhold any dividends or
other distributions or may sell for the
account of the Owner or Beneficial Owner
hereof any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain
liable for any deficiency.
      5.	WARRANTIESON
DEPOSIT OF SHARES.
      	Every person depositing
Shares hereunder and under the Deposit
Agreement shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued
fully paid nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so
to do.  Every such person shall also be
deemed to represent that such Shares and
the Receipts evidencing American
Depositary Shares representing such
Shares would not be Restricted Securities.
Such representations and warranties shall
survive the deposit of Shares and issuance
of Receipts.
      6.	FILING PROOFS
CERTIFICATES AND OTHER
INFORMATION.
      	Any person presenting
Shares for deposit or any Owner or
Beneficial Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence exchange control
approval or such information relating to
the registration on the books of the
Company or the Foreign Registrar if
applicable to execute such certificates and
to make such representations and
warranties as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution
of any dividend or sale or distribution of
rights or of the proceeds thereof or the
delivery of any Deposited Securities until
such proof or other information is filed or
such certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to
the Depositary which may include a legal
opinion issued by the Companys Hong
Kong counsel that any necessary approval
has been granted by any governmental
body in the Cayman Islands and Hong
Kong which is then performing the
function of the regulation of currency
exchange.
      7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay the
fees reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom
Receipts are issued (including without
limitation issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement) or by Owners as applicable:
(1) taxes and other governmental charges
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement
(3) such cable telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement
(4) such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.05 of the
Deposit Agreement (5) a fee of $5.00 or
less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to
Section 2.03 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to Sections 4.01 through
4.04 of the Deposit Agreement (7) a fee
for the distribution of securities pursuant
to Section 4.02 of the Deposit Agreement
such fee being in an amount equal to the
fee for the execution and delivery of
American Depositary Shares referred to
above which would have been charged as
a result of the deposit of such securities
(for purposes of this clause 7 treating all
such securities as if they were Shares) but
which securities are instead distributed by
the Depositary to Owners (8) a fee of $.02
or less per American Depositary Share (or
portion thereof) for depositary services
which will accrue on the last day of each
calendar year and which will be payable as
provided in clause (9) below provided
however that no fee will be assessed under
this clause (8) if a fee was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary any of the
Depositarys agents including the
Custodian or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities
(which charge shall be assessed against
Owners of record as of the date or dates
set by the Depositary in accordance with
Section 4.06 of the Deposit Agreement
and shall be collected at the sole discretion
of the Depositary by billing such Owners
for such charge or by deducting such
charge from one or more cash dividends or
other cash distributions).
      The Depositary subject to Article 8
hereof may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
      8.	PRERELEASE OF
RECEIPTS.
      	Notwithstanding Section
2.03 of the Deposit Agreement the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (PreRelease).  The Depositary
may pursuant to Section 2.05 of the
Deposit Agreement deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to
be delivered that such person or its
customer owns the Shares or Receipts to
be remitted as the case may be (b) at all
times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate (c) terminable by the
Depositary on not more than five (5)
business days notice and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding
at any time as a result of PreReleases will
not normally exceed thirty percent (30%)
of the Shares deposited under the Deposit
Agreement provided however that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      	The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
      9.	TITLE TO RECEIPTS.
      	It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents
and agrees that title to this Receipt when
properly endorsed or accompanied by
proper instruments of transfer is
transferable by delivery with the same
effect as in the case of a negotiable
instrument provided however that the
Depositary notwithstanding any notice to
the contrary may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for
in the Deposit Agreement or for all other
purposes.
      10.	VALIDITY OF RECEIPT.
      	This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for
any purpose unless this Receipt shall have
been executed by the Depositary by the
manual signature of a duly authorized
signatory of the Depositary provided
however that such signature may be a
facsimile if a Registrar for the Receipts
shall have been appointed and such
Receipts are countersigned by the manual
signature of a duly authorized officer of
the Registrar.
      11.	REPORTS INSPECTION
OF TRANSFER BOOKS.
      	The Company currently
furnishes the Securities and Exchange
Commission (hereinafter called the
Commission) with certain public reports
and documents required by foreign law or
otherwise under Rule 12g32(b) under the
Securities Exchange Act of 1934.  Such
reports and communications will be
available for inspection and copying by
Owners and Beneficial Owners at the
public reference facilities maintained by
the Commission located at 450 Fifth Street
N.W. Washington D.C. 20549.
      	The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications including any
proxy soliciting material received from the
Company which are both (a) received by
the Depositary as the holder of the
Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.
The Depositary will also upon written
request send to Owners of Receipts copies
of such reports when furnished by the
Company pursuant to the Deposit
Agreement.  Any such reports and
communications including any such proxy
soliciting material furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      	The Depositary will keep
books at its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times
shall be open for inspection by the Owners
of Receipts provided that such inspection
shall not be for the purpose of
communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
      12.	DIVIDENDS AND
DISTRIBUTIONS.
      	Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities
the Depositary will if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars
transferable to the United States and
subject to the Deposit Agreement convert
such dividend or distribution into dollars
and will distribute the amount thus
received (net of the fees and expenses of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto provided however that in
the event that the Company or the
Depositary is required to withhold and
does withhold from any cash dividend or
other cash distribution in respect of any
Deposited Securities an amount on
account of taxes the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      	Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.01
4.03 or 4.04 of the Deposit Agreement the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto after deduction
or upon payment of any fees and expenses
of the Depositary or any taxes or other
governmental charges in proportion to the
number of American Depositary Shares
representing such Deposited Securities
held by them respectively in any manner
that the Depositary may deem equitable
and practicable for accomplishing such
distribution provided however that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners entitled thereto or if for any other
reason (including but not limited to any
requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such Securities must be registered
under the Securities Act of 1933 in order
to be distributed to Owners or Beneficial
Owners hereof) the Depositary deems such
distribution not to be feasible the
Depositary may adopt such method as it
may deem equitable and practicable for
the purpose of effecting such distribution
including but not limited to the public or
private sale of the securities or property
thus received or any part thereof and the
net proceeds of any such sale (net of the
fees and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement) shall be
distributed by the Depositary to the
Owners of Receipts entitled thereto as in
the case of a distribution received in cash.
      	If any distribution consists
of a dividend in or free distribution of
Shares the Depositary may and shall if the
Company shall so request distribute to the
Owners of outstanding Receipts entitled
thereto additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts including the
withholding of any tax or other
governmental charge as provided in
Section 4.11 of the Deposit Agreement
and the payment of the fees and expenses
of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement.  The Depositary may withhold
any such distribution of Receipts if it has
not received satisfactory assurances from
the Company that such distribution does
not require registration under the
Securities Act or is exempt from
registration under the provisions of such
Act.  In lieu of delivering Receipts for
fractional American Depositary Shares in
any such case the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds all in the manner and
subject to the conditions described in
Section 4.01 of the Deposit Agreement.  If
additional Receipts are not so distributed
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      	In the event that the
Depositary determines that any
distribution in property (including Shares
and rights to subscribe therefor) is subject
to any tax or other governmental charge
which the Depositary is obligated to
withhold pursuant to relevant laws the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
      13.	RIGHTS.
      	In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional
Shares or any rights of any other nature
the Depositary shall have discretion as to
the procedure to be followed in making
such rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or if by the terms
of such rights offering or for any other
reason the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners then
the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners the
Depositary may distribute to any Owner to
whom it determines the distribution to be
lawful and feasible in proportion to the
number of American Depositary Shares
held by such Owner warrants or other
instruments therefor in such form as it
deems appropriate.
      	In circumstances in which
rights would otherwise not be distributed
if an Owner of Receipts requests the
distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement the Depositary will make such
rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      	If the Depositary has
distributed warrants or other instruments
for rights to all or certain Owners then
upon instruction from such an Owner
pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights upon
payment by such Owner to the Depositary
for the account of such Owner of an
amount equal to the purchase price of the
Shares to be received upon the exercise of
the rights and upon payment of the fees
and expenses of the Depositary and any
other charges as set forth in such warrants
or other instruments the Depositary shall
on behalf of such Owner exercise the
rights and purchase the Shares and the
Company shall cause the Shares so
purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement and shall pursuant to
Section 2.03 of the Deposit Agreement
execute and deliver Receipts to such
Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article 13 such Receipts shall be legended
in accordance with applicable U.S. laws
and shall be subject to the appropriate
restrictions on sale deposit cancellation
and transfer under such laws.
      	If the Depositary
determines in its discretion that it is not
lawful and feasible to make such rights
available to all or certain Owners it may
sell subject to all applicable legal
requirements the rights warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available and allocate the net proceeds of
such sales (net of the fees and expenses of
the Depositary as provided in Section 5.09
of the Deposit Agreement and all taxes
and governmental charges payable in
connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such
Owners otherwise entitled to such rights
warrants or other instruments upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions
or the date of delivery of any Receipt or
otherwise.
      	The Depositary will not
offer rights to Owners unless both the
rights and the securities to which such
rights relate are either exempt from
registration under the Securities Act of
1933 with respect to a distribution to all
Owners or are registered under the
provisions of such Act.  If an Owner of
Receipts requests the distribution of
warrants or other instruments
notwithstanding that there has been no
such registration under such Act the
Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration.  Notwithstanding any
other provision of the Deposit Agreement
under no circumstances shall the
Depositary any Owner or any other person
have the right to require the Company to
register under the Securities Act of 1933
or otherwise any rights or securities issued
by the Company.
      	The Depositary shall not be
responsible for any failure to determine
that it may be lawful or feasible to make
such rights available to Owners in general
or any Owner in particular.
      14. 	CONVERSION OF
FOREIGN CURRENCY.
      	Whenever the Depositary
or the Custodian shall receive foreign
currency by way of dividends or other
distributions or the net proceeds from the
sale of securities property or rights and if
at the time of the receipt thereof the
foreign currency so received can in the
judgment of the Depositary be converted
on a reasonable basis into Dollars and the
resulting Dollars transferred to the United
States the Depositary shall convert or
cause to be converted by sale or in any
other manner that it may determine such
foreign currency into Dollars and such
Dollars shall be distributed to the Owners
entitled thereto or if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders
thereof to such Dollars then to the holders
of such warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners
on account of exchange restrictions the
date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
      	If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof the Depositary shall file
such application for approval or license if
any as it may deem desirable.
      	If at any time the
Depositary shall determine that in its
judgment any foreign currency received by
the Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States or
if any approval or license of any
government or agency thereof which is
required for such conversion is denied or
in the opinion of the Depositary is not
obtainable or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such
foreign currency) received by the
Depositary to or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled
to receive the same.
      	If any such conversion of
foreign currency in whole or in part cannot
be effected for distribution to some of the
Owners entitled thereto the Depositary
may in its discretion make such
conversion and distribution in Dollars to
the extent permissible to the Owners
entitled thereto and may distribute the
balance of the foreign currency received
by the Depositary to or hold such balance
uninvested and without liability for
interest thereon for the respective accounts
of the Owners entitled thereto.
      15.	RECORD DATES.
      	Whenever any cash
dividend or other cash distribution shall
become payable or any distribution other
than cash shall be made or whenever rights
shall be issued with respect to the
Deposited Securities or whenever for any
reason the Depositary causes a change in
the number of Shares that are represented
by each American Depositary Share or
whenever the Depositary shall receive
notice of any meeting of holders of Shares
or other Deposited Securities the
Depositary shall fix a record date (a) for
the determination of the Owners of
Receipts who shall be (i) entitled to
receive such dividend distribution or rights
or the net proceeds of the sale thereof (ii)
entitled to give instructions for the
exercise of voting rights at any such
meeting or (iii) who shall be responsible
for any fee assessed by the Depositary
pursuant to the Deposit Agreement or (b)
on or after which each American
Depositary Share will represent the
changed number of Shares subject to the
provisions of the Deposit Agreement.
      16.	VOTING OF DEPOSITED
SECURITIES.
      	Upon receipt of notice of
any meeting of holders of Shares or other
Deposited Securities if requested in
writing by the Company the Depositary
shall as soon as practicable thereafter mail
to the Owners of Receipts a notice the
form of which notice shall be in the sole
discretion of the Depositary which shall
contain (a) such information as is
contained in such notice of meeting
received by the Depositary from the
Company (b) a statement that the Owners
of Receipts as of the close of business on a
specified record date will be entitled
subject to any applicable provision of the
Cayman Islands or Hong Kong law and of
the Articles of Association of the
Company to instruct the Depositary as to
the exercise of the voting rights if any
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares
and (c) a statement as to the manner in
which such instructions may be given
including an express indication that such
instructions may be given or deemed given
in accordance with the last sentence of this
paragraph if no instruction is received to
the Depositary to give a discretionary
proxy to a person designated by the
Company.  Upon the written request of an
Owner of a Receipt on such record date
received on or before the date established
by the Depositary for such purpose the
Depositary shall endeavor in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the
right to vote that attaches to the Shares or
other Deposited Securities other than in
accordance with such instructions or
deemed instructions.  If the Depositary
does not receive instructions from any
Owner with respect to any of the
Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts on or before the
date established by the Depositary for such
purpose such Owner shall be deemed and
the Depositary shall deem such Owner to
have instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to such
Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities provided that no such
instruction shall be deemed given and no
such discretionary proxy shall be given
with respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (i) the Company does not
wish such proxy given (ii) substantial
opposition exists or (iii) such matter
materially and adversely affects the rights
of holders of Shares.
      	There can be no assurance
that Owners generally or any Owner in
particular will receive  the notice
described in the preceding paragraph
sufficiently prior to the instruction date to
ensure that the Depositary will vote the
Shares or Deposited Securities in
accordance with the provisions set forth in
the preceding paragraph.
      17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      	In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply upon any change
in nominal value change in par value
splitup consolidation or any other
reclassification of Deposited Securities or
upon any recapitalization reorganization
merger or consolidation or sale of assets
affecting the Company or to which it is a
party any securities which shall be
received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement and American
Depositary Shares shall thenceforth
represent in addition to the existing
Deposited Securities the right to receive
the new Deposited Securities so received
in exchange or conversion unless
additional Receipts are delivered pursuant
to the following sentence.  In any such
case the Depositary may and shall if the
Company shall so request execute and
deliver additional Receipts as in the case
of a dividend in Shares or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
      18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
      	Neither the Depositary nor
the Company nor any of their respective
directors employees agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt if by
reason of any provision of any present or
future law or regulation of the United
States or any other country (including the
Cayman Islands and Hong Kong) or of any
other governmental or regulatory authority
or by reason of any provision present or
future of the Articles of Association of the
Company or by reason of any provision of
any securities issued or distributed by the
Company or any offering or distribution
thereof or by reason of any act of God or
war or other circumstances beyond its
control the Depositary or the Company
shall be prevented delayed or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited
Securities it is provided shall be done or
performed nor shall the Depositary or the
Company or any of their respective
directors employees agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason
of any nonperformance or delay caused as
aforesaid in the performance of any act or
thing which by the terms of the Deposit
Agreement it is  provided shall or may be
done or performed or by reason of any
exercise of or failure to exercise any
discretion provided for in the Deposit
Agreement.  Where by the terms of a
distribution pursuant to Sections 4.01 4.02
or 4.03 of the Deposit Agreement or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement such
distribution or offering may not be made
available to Owners of Receipts and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds
available to such Owners then the
Depositary shall not make such
distribution or offering and shall allow any
rights if applicable to lapse.  Neither the
Company nor the Depositary assumes any
obligation or shall be subject to any
liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in prosecute or defend any action
suit or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts which in its opinion may involve
it in expense or liability unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings the
responsibility of the Custodian being
solely to the Depositary.  Neither the
Depositary nor the Company shall be
liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel accountants any person
presenting Shares for deposit any Owner
or Beneficial Owner of a Receipt or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities or for the manner in which any
such vote is cast or the effect of any such
vote provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act
or omission of the Depositary or in
connection with a matter arising wholly
after the removal or resignation of the
Depositary provided that in connection
with the issue out of which such potential
liability arises the Depositary performed
its obligations without negligence or bad
faith while it acted as Depositary.  The
Company agrees to indemnify the
Depositary its directors employees agents
and affiliates and any Custodian against
and hold each of them harmless from any
liability or expense (including but not
limited to the reasonable fees and
expenses of counsel) which may arise out
of any registration with the Commission of
Receipts American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted in accordance with
the provisions of the Deposit Agreement
and of the Receipts as the same may be
amended modified or supplemented from
time to time (i) by either the Depositary or
a Custodian or their respective directors
employees agents and affiliates except for
any liability or expense arising out of the
negligence or bad faith of either of them or
(ii) by the Company or any of its directors
employees agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision
of the Deposit Agreement.
      19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      	The Depositary may at any
time resign as Depositary under the
Deposit Agreement by written notice of its
election so to do delivered to the Company
pursuant to Section 6.02 of the Deposit
Agreement such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as thereinafter provided.
      The Depositary may at any time be
removed by the Company by 120 days
prior written notice of such removal to
become effective upon the later of (i) the
120th day after delivery of the notice to
the Depositary and (ii) the appointment of
a successor depositary and its acceptance
of such appointment as hereinafter
provided.
      	In case at any time the
Depositary shall resign or be removed the
Company shall use its best efforts to
appoint a successor depositary which shall
be a bank or trust company having an
office in the Borough of Manhattan The
City of New York.  Every successor
depositary shall execute and deliver to its
predecessor and to the Company an
instrument in writing accepting its
appointment thereunder and thereupon
such successor depositary without any
further act or deed shall become fully
vested with all the rights powers duties
and obligations of its predecessor.
Notwithstanding the foregoing (1) if such
succession is the result of the removal of
such predecessor then upon (a) payment
by the Company to such predecessor of all
sums due and payable by the Company to
such predecessor (b) payment to such
predecessor of all other sums due it by
persons other than the Company pursuant
to the terms of the Deposit Agreement and
(c) the written request of the Company
such predecessor shall execute and deliver
an instrument transferring to such
successor all rights and powers of such
predecessor under the Deposit Agreement
shall duly assign transfer and deliver all
right title and interest in the Deposited
Securities to such successor and shall
deliver to such successor a list of the
Owners of all outstanding Receipts or (2)
if such succession is the result of the
resignation of such predecessor then upon
(a) payment by the Company to such
predecessor of all sums due and payable
by the Company to such predecessor and
(b) the written request of the Company
such predecessor shall execute and deliver
an instrument transferring to such
successor all rights and powers of such
predecessor under the Deposit Agreement
shall duly assign transfer and deliver all
right title and interest in the Deposited
Securities to such successor and shall
deliver to such successor a list of the
Owners of all outstanding Receipts
provided however that such predecessor
shall nevertheless be entitled to receive
payment of all such other sums due it by
persons other than the Company pursuant
to the terms of the Deposit Agreement.
Any such successor depositary shall
promptly mail notice of its appointment to
the Owners.
      	Whenever the Depositary in
its discretion determines that it is in the
best interest of the Owners of Receipts to
do so it may appoint a substitute or
additional custodian or custodians.
      20.	AMENDMENT.
      	The form of the Receipts
and any provisions of the Deposit
Agreement may at any time and from time
to time be amended by agreement between
the Company and the Depositary without
the consent of Owners or Beneficial
Owners of Receipts in any respect which
they may deem necessary or desirable.
Any amendment which shall impose or
increase any fees or charges (other than
taxes and other governmental charges
registration fees and cable telex or
facsimile transmission costs delivery costs
or other such expenses) or which shall
otherwise prejudice any substantial
existing right of Owners of Receipts shall
however not become effective as to
outstanding Receipts until the expiration
of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed by continuing to hold such
Receipt to consent and agree to such
amendment and to be bound by the
Deposit Agreement as amended thereby.
In no event shall any amendment impair
the right of the Owner of any Receipt to
surrender such Receipt and receive
therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
      21.	TERMINATION OF
DEPOSIT AGREEMENT.
      	The Depositary at any time
at the direction of the Company shall
terminate the Deposit Agreement by
mailing notice of such termination to the
Company and to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to
the Company and the Owners of all
Receipts then outstanding if at any time 90
days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination the Owner of a Receipt will
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary
(b) payment of the fee of the Depositary
for the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement
and (c) payment of any applicable taxes or
governmental charges be entitled to
delivery to him or upon his order of the
amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination the Depositary
thereafter shall discontinue the registration
of transfers of Receipts shall suspend the
distribution of dividends to the Owners
thereof and shall not give any further
notices or perform any further acts under
the Deposit Agreement except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities shall
sell rights and other property as provided
in the Deposit Agreement and shall
continue to deliver Deposited Securities
together with any dividends or other
distributions received with respect thereto
and the net proceeds of the sale of any
rights or other property in exchange for
Receipts surrendered to the Depositary
(after deducting in each case the fee of the
Depositary for the surrender of a Receipt
any expenses for the account of the Owner
of such Receipt in accordance with the
terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter
hold uninvested the net proceeds of any
such sale together with any other cash then
held by it thereunder unsegregated and
without liability for interest for the pro rata
benefit of the Owners of Receipts which
have not theretofore been surrendered such
Owners thereupon becoming general
creditors of the Depositary with respect to
such net proceeds.  After making such sale
the Depositary shall be discharged from all
obligations under the Deposit Agreement
except to account for such net proceeds
and other cash (after deducting in each
case the fee of the Depositary for the
surrender of a Receipt any expenses for
the account of the Owner of such Receipt
in accordance with the terms and
conditions of the Deposit Agreement and
any applicable taxes or governmental
charges).  Upon the termination of the
Deposit Agreement the Company shall be
discharged from all obligations under the
Deposit Agreement except for its
obligations to the Depositary with respect
to indemnification charges and expenses.
      22. 	ARBITRATION WAIVER
OF IMMUNITIES.
      The Deposit Agreement provides
that any controversy claim or cause of
action brought by any party to the Deposit
Agreement against the Company arising
out of or relating to the Shares or other
Deposited Securities the American
Depositary Shares the Receipts or the
Deposit Agreement or the breach thereof
shall be settled by arbitration in
accordance with the International
Arbitration Rules of the American
Arbitration Association and that judgment
upon the award rendered by the arbitrators
may be entered in any court having
jurisdiction thereof provided however that
in the event of any thirdparty litigation to
which the Depositary is a party and to
which the Company may properly be
joined the Company may be so joined in
any court in which such litigation is
proceeding and provided further that any
such controversy claim cause of action or
other dispute brought by a party to the
Deposit Agreement against the Company
relating to or based upon the provisions of
the Federal securities laws of the United
States or the rules and regulations
promulgated thereunder may but need not
be submitted to arbitration as provided in
the Deposit Agreement.  The Deposit
Agreement further provides that any
controversy claim or cause of action
arising out of or relating to the Shares or
other Deposited Securities the American
Depositary Shares the Receipts or the
Deposit Agreement not subject to
arbitration under the Deposit Agreement
shall be litigated in the Federal and state
courts in the Borough of Manhattan The
City of New York and the Company
hereby submits to the personal jurisdiction
of the court in which such action or
proceeding is brought.
      To the extent that the Company or
any of its properties assets or revenues
may have or hereafter become entitled to
or have attributed to it any right of
immunity on the grounds of sovereignty or
otherwise from any legal action suit or
proceeding from the giving of any relief in
any respect thereof from setoff or
counterclaim from the jurisdiction of any
court from service of process from
attachment upon or prior to judgment from
attachment in aid of execution or judgment
or other legal process or proceeding for the
giving of any relief or for the enforcement
of any judgment in any jurisdiction in
which proceedings may at any time be
commenced with respect to its obligations
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities the
American Depositary Shares the Receipts
or the Deposit Agreement the Company to
the fullest extent permitted by law hereby
irrevocably and unconditionally waives
and agrees not to plead or claim any such
immunity and consents to such relief and
enforcement.
      23.	SUBMISSION TO
JURISDICTION WAIVER OF
IMMUNITIES.
      In the Deposit Agreement the
Company has (i) appointed
[_________________________________
______________] as the Companys
authorized agent upon which process may
be served in any suit or proceeding arising
out of or relating to the Shares or
Deposited Securities the American
Depositary Shares the Receipts or this
Agreement (ii) consented and submitted to
the jurisdiction of any state or federal
court in the State of New York in which
any such suit or proceeding may be
instituted and (iii) agreed that service of
process upon said authorized agent shall
be deemed in every respect effective
service of process upon the Company in
any such suit or proceeding.
      To the extent that the Company or
any of its properties assets or revenues
may have or hereafter become entitled to
or have attributed to it any right of
immunity on the grounds of sovereignty or
otherwise from any legal action suit or
proceeding from the giving of any relief in
any respect thereof from setoff or
counterclaim from the jurisdiction of any
court from service of process from
attachment upon or prior to judgment from
attachment in aid of execution or judgment
or other legal process or proceeding for the
giving of any relief or for the enforcement
of any judgment in any jurisdiction in
which proceedings may at any time be
commenced with respect to its obligations
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities the
American Depositary Shares the Receipts
or the Deposit Agreement the Company to
the fullest extent permitted by law hereby
irrevocably and unconditionally waives
and agrees not to plead or claim any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF INTERESTS.
      	The Company may from
time to time request Owners to provide
information (a) as to the capacity in which such Owners own or owned American
Depositary Shares (b) regarding the
identity of any other persons then or
previously interested in such American
Depositary Shares and (c) regarding the
nature of such interest and various other matters pursuant to applicable law or the Articles of Association or other such corporate document of the Company all as if such American Depositary Shares were to the extent practicable the underlying
Shares.  Each Owner and Beneficial
Owner agrees to provide any information
requested by the Company or the
Depositary pursuant to this Section.  The
Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners or to forward to the Company any responses to such requests received by the Depositary.


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